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                          FURR'S/BISHOP'S, INCORPORATED
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                          FURR'S/BISHOP'S, INCORPORATED
                                 6901 QUAKER AVE
                            LUBBOCK, TEXAS 79413-5943
                                  806/792-7151



Theodore J. Papit
President and Chief Executive Officer



May 5, 1998


Dear Furr's/Bishop's, Incorporated Shareholder:

Upon my appointment as President and Chief Executive Officer of your Company on March 28,1997, I assumed management responsibilities for a restaurant operation with a long, successful history but a more recent, troubled past. With problems dating back to the late 1980's, my first priority was to begin rebuilding the brand by improving its operating standards, advertising effectiveness and comparable store sales - in addition to identifying and closing under-performing units and maximizing profitability. Our ultimate goal through these efforts has been to increase shareholder value.

We began these initiatives in mid-1997. With sales and profit improvements by year-end, the next step was to focus on developing a competitive market position.

To achieve this objective, we concentrated on:

    1. Creating a more assertive advertising plan to effectively communicate the Company's value position - quality all-you-can-eat meals for under $6.

    2. Initiating a remodeling program to demonstrate a relevant, progressive and committed brand to customers and employees.

    3. Continuing to improve operating efficiencies by focusing on cost management and consistent execution.

In addition, we identified core markets likely to generate the greatest return on investment.

                              CORE MARKET STRATEGY

The business strategy concentrates on core market operations that share distinct and successful characteristics:

   -  Established brand equity.
   -  Media-efficient markets.
   -  Strong family dining category.
   -  Demographics skewed to moderate income, family households.


The core market list provides a steering mechanism for reimaging and growth decisions, selection of broadcast advertising, improving profit and maximizing shareholder value.

                     IMPROVING AWARENESS THROUGH ADVERTISING

Our advertising/marketing plan focuses on the Company's core markets and was designed to work on two levels.

    1.  The essentials of the all-you-can-eat position - price, value, variety
    - had to be clearly communicated to the family target through a television advertising campaign designed to deliver the brand's attributes.

    2. With better positioning, the need for increased awareness was essential. Therefore, the objective was to put Furr's/Bishop's on the customer's "short list" when considering dining destinations by expanding the scope of our television advertising support.

The results of the media plan demonstrate that higher awareness levels, coupled with improved menu offerings and better execution, lead to greater profit.
This strategy continues to be successful. First quarter comparable sales for 1998 media markets are up for the second consecutive year.


                                   REMODELING

Many of the existing restaurant facilities were in outdated condition and in need of a more progressive look. To consumers this communicated one clear message - Furr's/Bishop's restaurants were "out of touch" - positioned better for the 1970's than the new millennium.

In late 1997 we initiated a remodeling program to rebuild the brand's image - to communicate freshness, vitality and relevance in a fiercely competitive marketplace.

To successfully achieve this objective, dramatic changes were necessary. Interior walls were removed to provide an open serving and dining environment. Product displays were implemented, brighter, fresher colors and furnishings replaced old decor and fixtures and a "to-go" venue was added to increase our share in the expanding home-meal replacement sector.

To better understand the strength of this program, remodeling efforts were first initiated in two of our most competitive core markets. The early results are very encouraging. First quarter comparable sales in 1998 are up 10.5% over 1997 in these units and guest counts are exceeding previous-year levels.


                        IMPROVING OPERATING EFFICIENCIES

Operating leadership and local store management have been successful in the last several quarters delivering a better bottom line while meeting guest expectations. This has been achieved by addressing two critical areas.

    1. Store-level execution is improving with the development of better menus. With the assistance of Dynamic Foods (our in-house purchasing and distribution division), our restaurants are offering new items developed to meet the expectations of customers. The menus are also designed to simplify execution (a must in today's labor pool), enhance quality and control cost.

    2. Successful cost management is being recognized through improved labor scheduling, tighter production controls and the replacement of older kitchen equipment with new, more efficient equipment.

By taking a customer/employee focus, the Company is enhancing the value delivered to consumers today.

                          BUILDING A BETTER BOTTOM LINE

With initiation of the advertising, remodel and operating programs, comparable store sales have continued to improve.

                      1997 vs. 1996 Comparable Store Sales
                      ------------------------------------
                      Third Quarter                 + 1.8%
                      Fourth Quarter                + 0.6%

In first quarter 1998, comparable sales volume was the highest since 1993.

                      1998 vs. 1997 Comparable Store Sales
                      ------------------------------------
                      First Quarter                 + 2.6%
                      First Quarter 6 Remodel Units +10.5%

Increased sales are resulting in greater profitability. Since mid-1997, operating profit has improved significantly.

             1997 vs. 1996 Income Before Special Charges and Credits
             -------------------------------------------------------
                             (dollars in thousands)

                                             1997     1996
                                            ------   ------
                   Third Quarter            $1,393   $1,659
                   Fourth Quarter           $1,600   $  843


             1998 vs. 1997 Income Before Special Charges and Credits
             -------------------------------------------------------
                             (dollars in thousands)

                                             1998     1997
                                            ------   ------
                   First Quarter            $2,024   $  760



                                 THE ROAD AHEAD

The Company must continue to expand on the previously mentioned programs in order to improve its operating profit. We need success to further explore the opportunities which exist today.

The Company is only beginning to show the potential of its vitality. Through the continuation of our initiatives we will be better able to:

   -  Re-energize more units and markets through the remodeling program.
   -  Attract and retain quality management.
   - Add new units in core markets, thereby improving advertising effectiveness.
   - Deal from a position of strength. By utilizing a growing business, we can successfully work with outside financial expertise to achieve better liquidity and value for our shareholders.


                                 BOARD NOMINEES

In its Proxy Statement for the Annual Meeting of Shareholders, Furr's/Bishop's, Incorporated announced a slate of nine candidates for election to the Board of Directors.

The nominees were selected for their expertise in the areas of:

   -  Capital acquisition
   -  Marketing and advertising
   -  Board experience
   -  Restaurant industry experience
   -  Strategic positioning
   -  Executive management experience

To continue the success of the recent operating quarters, a majority of the current Board feels it is in the best interest of the Company and its shareholders to elect this slate. Approval will provide the experience and harmony required to work successfully with management, improve the flexibility to explore new opportunities, rebuild the Company and maximize shareholder value.


To support the continuation of our success, I respectfully ask you to vote FOR the Company's Board of Directors slate.

Whether or not you plan to attend the Annual Meeting, please sign, date and return your white proxy card as soon as possible.

Sincerely,



Theodore J. Papit
President and CEO
Furr's/Bishop's, Incorporated